(LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL)

                                                                Exhibit 5-B












                                             July 10, 1996




          General Public Utilities Corporation
          100 Interpace Parkway
          Parsippany, New Jersey 07054-1149

                    Re:  Registration Statement on Form S-3

          Dear Sirs:

                    General Public Utilities Corporation (the "Company") has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), a Registration Statement on Form S-3 (the "Registration Statement"), dated today's date, of which this opinion is a part, relating to the proposed issuance and sale by the Company from time to time in one or more series of up to $300,000,000 aggregate principal amount of Debentures (the "Debentures"). The Debentures are to be issued by the Company pursuant to an indenture (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee").

                    We have been Pennsylvania counsel to the Company, a Pennsylvania corporation, for many years. In such capacity, we have reviewed various proceedings taken and proposed to be taken in connection with the issuance of the Debentures. We have examined such corporate records of the Company and such other instruments, documents, certificates and agreements and made such further investigation as we have deemed necessary as a basis for this opinion.

                    For purposes of this opinion, we have assumed that (1) the proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States, (2) the Commission shall have issued an





          General Public Utilities Corporation
          July 10, 1996
          Page 2




          order declaring effective (a) the Registration Statement under the 1933 Act and (b) the Company's related Application on Form U-1 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), (3) the maturity dates, the interest rates, the interest payment dates, the redemption provisions and prices and other terms of the Debentures shall have been determined in accordance with the provisions of the Indenture and as set forth in the Registration Statement and the Debentures will be executed and delivered as provided in the Indenture, (4) the Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended, and shall be duly executed and delivered by the Company and the Trustee and (5) the sale of the Debentures does not violate Section 12(f) of the 1935 Act or Rule 70 thereunder.

                    Based upon the foregoing, we are of the opinion so far as the laws of Pennsylvania are concerned, that, subject to the foregoing assumptions, the Debentures, when properly authenticated by the Trustee under the Indenture and delivered by the Company against payment therefor, will be legally issued and will be binding obligations of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof. We also consent to the reference to our firm under "Legal Matters" in the Prospectus which is a part of the Registration Statement. In addition, we hereby consent to the reliance by Berlack, Israels & Liberman LLP on this opinion as to all matters of Pennsylvania law in rendering their opinion to you which will also be an exhibit to the Registration Statement.


                                             Very truly yours,



                                             BALLARD SPAHR ANDREWS
                                              & INGERSOLL